Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SANTA FE GOLD CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF JANUARY, A.D. 2019, AT 1:02 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

2270553 8100
SR# 20190440228

Authentication: 202128254
Date: 01-23-19

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

Santa Fe Gold Corporation

resolutions were duly adopted setting forth a proposed amendment of Article Fourth of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment to Article Fourth is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Fourth" so that, as amended, said Article Fourth shall be and read as follows:

Fourth: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Five Hundred Fifty Million (550,000,000) shares consisting of common stock, $0.002 par value per share ("Common Stock").

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares of capital stock as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 21st day of January, 2019.

By: ______________________
Authorized Officer
Title: Chief Financial Officer

Name: Frank Mueller
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:02 PM 01/23/2019
FILED 01:02 PM 01/23/2019
SR 20190440228 - File Number 2270553